                                                              EXHIBIT 11
                     COMAIR HOLDINGS, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE



March 31, 1994:
  Net income...................                $28,528,415
  Common stock outstanding as
    of April 1, 1993...........   48,252,198
  Exercise of stock options
    (144,214 shares issued)....       41,519
                                  ----------   -----------   -----
                                  48,293,717   $28,528,415   $ .59
                                  ==========   ===========   =====

  Effect of outstanding stock
    options which is less than
    3% and not required to be
    disclosed in the financial
    statements (796,266
    shares).....................     408,229
                                  ----------   -----------   -----
                                  48,701,946   $28,528,415   $ .59
                                  ==========   ===========   =====

March 31, 1995:
  Net income....................               $29,305,256
  Common stock outstanding as of
    April 1, 1994...............  48,396,411
  Exercise of stock options
    (76,550 shares issued)......      47,201
  Repurchase of common shares
    (4,510,800 shares
    repurchased)................  (2,875,109)
                                  ----------   -----------   -----
                                  45,568,503   $29,305,256   $ .64
                                  ==========   ===========   =====

  Effect of outstanding stock
    options which is less than
    3% and not required to be
    disclosed in the financial
    statements
    (716,342 shares)............     287,417
                                  ----------   -----------   -----
                                  45,855,920   $29,305,256   $ .64
                                  ==========   ===========   =====

March 31, 1996:
  Net income....................               $60,008,473
  Common stock outstanding as of
    April 1, 1995...............  43,960,794
  Exercise of stock options
    (519,146 shares issued).....     348,848
  Repurchase of common shares
    (41,737 shares issued)......     (38,200)
                                  ----------   -----------   -----
                                  44,271,442   $60,008,473   $1.36
                                  ==========   ===========   =====

  Effect of outstanding stock
    options which is less than
    3% and not required to be
    disclosed in the financial
    statements
    (1,003,427 shares).........      319,097
                                  ----------   -----------   -----
                                  44,590,539   $60,008,473   $1.35
                                  ==========   ===========   =====


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